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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the Company's previously filed registration statements on Form S-8 (Registration Statement File No. 33-96728, No. 333-53505, No. 333-82537, No. 333-42190, No. 333-62840 and No. 333-73078)
and into the Company's previously filed registration statements on Form S-3 (Registration Statement File No. 333-46927 and No. 333-75802).


                                        /s/ ARTHUR ANDERSEN LLP


Dallas, Texas
  January 4, 2002